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                                                                    EXHIBIT 23.1
Consent of Counsel

                                 WEED & Co. L.P.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                                January 3, 2001

Board of Directors
MediaX Corporation
3455 La Cienega Boulevard,
Building C
Los Angeles, California 90016

        RE: Consent

Greetings:

        I hereby consent to the use of my opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,059,322 shares of MediaX's common stock and 1,059,322 shares of MediaX's common stock underlying warrants, upon the terms and subject to the conditions set forth in MediaX's registration statement on Form SB-2, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.


                                               Very truly yours,


                                               /s/ Richard O. Weed
                                               --------------------
                                                   Richard O. Weed


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